Exhibit 99.1

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com

Northrop Grumman Receives FTC Clearance to Close Acquisition of Orbital ATK and Updates 2018 Financial Guidance

•	Combination enhances capabilities, innovation and competition in critical global security domains

•	Orbital ATK to become Northrop Grumman Innovation Systems, a new, fourth business sector

•	Northrop Grumman now expects 2018 sales of approximately $30 billion, EPS of $16.20 to $16.45 and free cash flow[1] of $2.3 to $2.6 billion

FALLS CHURCH, Va. - June 5, 2018 - Northrop Grumman Corporation (NYSE: NOC) announced today that the U.S. Federal Trade Commission (FTC) has cleared Northrop Grumman’s proposed acquisition of Orbital ATK Inc. The FTC’s Bureau of Competition has completed its review of the merger, and the Premerger Notification Office has informed the company that the waiting period under the HSR Act has terminated, allowing the companies to complete the merger. As part of that clearance, the FTC issued a decision and order providing for solid rocket motors to be available on a non-discriminatory basis under specified circumstances and under processes defined in the order. The company expects to complete the transaction after market close tomorrow and is issuing the following updated guidance. This updated guidance assumes the completion of the transaction tomorrow.

1 Non-GAAP measure - see definitions at the end of this release.

Updated 2018 Guidance

2018 financial guidance reflects the company's judgment based on the information available to the company at the time of this release. The government budget and appropriations processes can impact our customers, programs and financial results. Government budgets, appropriations, including the timing of appropriations, and the occurrence of continuing resolutions and government shutdowns can impact the company's ability to achieve 2018 guidance.

Updated 2018 guidance reaffirms Northrop Grumman stand-alone guidance provided on April 25, 2018 and reflects the expected results of Innovation Systems for the remainder of the year. Updated guidance reflects a partial year of acquisition-related purchased intangibles amortization of approximately $175 million; this estimate is subject to the completion of purchase accounting and other post-closing activities. Free cash flow guidance for 2018 also reflects an expected $250 million discretionary pension contribution.

2018 Guidance
($ in millions, except per share amounts)	As of 4/25/18			As of 6/5/18

Sales	~27,000			~30,000

Segment operating margin %[1]	Low - mid 11%			Low - mid 11%

Total net FAS/CAS pension adjustment[2]	~960			~1,080

Unallocated corporate expenses[3]	~250			~425

Operating margin %	~12%			High 11%

Net interest expense[4]	~390			~520

Effective tax rate %	~18%			~18%

Diluted EPS	15.40	-	15.65	16.20	-	16.45

Capital expenditures	~1,000			~1,150

Free cash flow[1]	2,000	-	2,300	2,300	-	2,600
[1] Non-GAAP measure - see definitions at the end of this release.
[2] Total net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes expected 2018 CAS pension cost of $965 million and FAS pension benefit of $115 million. In accordance with ASU No. 2017-07, $405 million of FAS (service-related) pension cost is reflected in operating income and $520 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

[3] Includes initial estimate of approximately $175 million for approximately seven months of purchased intangibles amortization in 2018. Purchased intangibles amortization in 2019 is not expected to be ratable to 2018 due to accelerated amortization of customer-related intangibles.

[4] Includes full year of net interest expense for $8.25 billion debt issued in October 2017 to finance the Orbital ATK acquisition, as well as estimated net interest for the company's remaining debt.

About Northrop Grumman

Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to customers worldwide. Please visit news.northropgrumman.com and follow us on Twitter, @NGCNews, for more information.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this press release, other than statements of historical fact, constitute “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” and similar expressions generally identify these forward-looking statements. Forward-looking statements include, among other things, statements regarding the benefits and implications of the Orbital ATK acquisition. These forward-looking statements speak only as of the date when made, and Northrop Grumman undertakes no obligation to update or revise any forward-looking statements after the date of this press release except as required by applicable law. Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Actual results may differ materially from those described or implied in these statements based on a number of factors. A discussion of these risks and uncertainties is contained in Northrop Grumman’s Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. They include:

•	our dependence on the U.S. Government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. Government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural and/or environmental disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and legislative or other regulatory actions impacting our pension, post-retirement and health and welfare plans

•	our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and from time to time in our other filings with the SEC.

You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This release also contains non-GAAP financial measures. A definition and discussion of these non-GAAP financial measures are included in this release.

Non-GAAP Financial Measures Disclosure: This release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below. Other companies may define these measures differently or may utilize different non-GAAP measures.

Segment operating income: Total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP.

Segment operating margin rate: Segment operating income as defined above, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP.

Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.